Exhibit 99.1

Moody's Corporation Updates Full Year 2020 Guidance

NEW YORK--(BUSINESS WIRE)--March 11, 2020--Moody's Corporation (NYSE: MCO) today reaffirmed its full year 2020 adjusted diluted EPS guidance range of $9.10 to $9.30, though the Company now expects to be toward the lower end of that range.

"We are revising Moody’s Investors Service’s full year 2020 revenue guidance from mid-single-digit to low-single-digit percent growth reflecting ongoing uncertainty related to the coronavirus," said Raymond McDaniel, President and Chief Executive Officer of Moody's. “We will continue to monitor and proactively manage our response to the situation as we work to meet stakeholder expectations."

A full summary of Moody’s guidance as of March 11, 2020 is included in the table at the end of this press release. Moody’s outlook for 2020 is based on assumptions made as of today’s date about many factors that could affect its business, including observations to date and assumptions regarding the potential impact of the coronavirus on volatility in the U.S. and world financial markets, on general economic conditions and GDP growth in the U.S. and worldwide, and on the company’s own operations and personnel. The coronavirus or other incidents or developments could affect many other factors that also could cause actual results to differ from Moody’s outlook, including interest rates, foreign currency exchange rates, corporate profitability, business confidence and investment spending, merger and acquisition activities, consumer borrowing and securitization, and factors affecting the amount of debt issued. These assumptions are subject to uncertainty, and results for the year could differ materially from Moody’s current outlook. Moody’s guidance assumes foreign currency translation at end-of-quarter exchange rates. Specifically, the Company’s forecast reflects exchange rates for the British pound (£) of $1.31 to £1 and for the euro (€) of $1.11 to €1.

Moody’s is holding a virtual fireside chat later today.

Individuals within the United States and Canada can access the call by dialing +1-888-205-6786. Other callers should dial +1-786-789-4840. Participants should dial in to the call by 11:20 a.m. Eastern Time. The passcode for the call is 231069.

The teleconference will also be webcast with an accompanying slide presentation which can be accessed through Moody's Investor Relations website, ir.moodys.com under “Featured and Upcoming Events & Presentations”. The webcast will be available until 3:30 p.m. Eastern Time on April 9, 2020.

A replay of the teleconference will be available from 3:30 p.m. Eastern Time, March 11, 2020 until 3:30 p.m. Eastern Time, April 9, 2020. The replay can be accessed from within the United States and Canada by dialing +1-888-203-1112. Other callers can access the replay at +1-719-457-0820. The replay confirmation code is 7889155.

ABOUT MOODY’S CORPORATION

Moody’s (NYSE:MCO) is a global integrated risk assessment firm that empowers organizations to make better decisions. Our data, analytical solutions and insights help decision-makers identify opportunities and manage the risks of doing business with others. We believe that greater transparency, more informed decisions, and fair access to information open the door to shared progress. With over 11,000 employees in more than 40 countries, Moody’s combines international presence with local expertise and over a century of experience in financial markets. Learn more at moodys.com/about.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Moody’s outlook for 2020 and other statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for the Company’s business and operations that involve a number of risks and uncertainties. Such statements may include, among other words, “believe”, “expect”, “anticipate”, “intend”, “plan”, “will”, “predict”, “potential”, “continue”, “strategy”, “aspire”, “target”, “forecast”, “project”, “estimate”, “should”, “could”, “may” and similar expressions or words and variations thereof that convey the prospective nature of events or outcomes generally indicative of forward-looking statements. The forward-looking statements and other information in this release are made as of the date hereof and the Company undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying examples of factors, risks and uncertainties that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, the impact of the coronavirus on volatility in the U.S. and world financial markets, on general economic conditions and GDP growth in the U.S. and worldwide, and on the company’s own operations and personnel. Many other factors could cause actual results to differ from Moody’s outlook, including credit market disruptions or economic slowdowns, which could affect the volume of debt and other securities issued in domestic and/or global capital markets; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates and other volatility in the financial markets such as that due to uncertainty as companies transition away from LIBOR and Brexit; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs and trade barriers; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations, including provisions in the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and regulations resulting from Dodd-Frank; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which the Company may be subject from time to time; provisions in the Dodd-Frank legislation modifying the pleading standards, and EU regulations modifying the liability standards, applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; the possible loss of key employees; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the outcome of any review by controlling tax authorities of the Company’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if the Company fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which the Company operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions or other business combinations and the ability of the Company to successfully integrate such acquired businesses; currency and foreign exchange volatility; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of the Company’s annual report on Form 10-K for the year ended December 31, 2019, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it.

Table 1 - 2020 Outlook

Moody's outlook for 2020 is based on assumptions made as of today’s date about many factors that could affect its business, including observations to date and assumptions regarding the potential impact of the coronavirus on volatility in the U.S. and world financial markets, on general economic conditions and GDP growth in the U.S. and worldwide, and on the Company’s own operations and personnel. The coronavirus or other incidents or developments could affect many other factors that also could cause actual results to differ from Moody’s outlook, including interest rates, foreign currency exchange rates, corporate profitability, business confidence and investment spending, merger and acquisition activities, consumer borrowing and securitization, and factors affecting the amount of debt issued. These assumptions are subject to uncertainty, and results for the year could differ materially from the Company’s current outlook. Moody’s guidance assumes foreign currency translation at end-of-quarter exchange rates. Specifically, Moody’s forecast reflects exchange rates for the British pound (£) of $1.31 to £1 and for the euro (€) of $1.11 to €1.

Full Year 2020 Moody's Corporation Guidance as of March 11, 2020
MOODY'S CORPORATION	Current guidance as of March 11, 2020	Last publicly disclosed guidance on February 12, 2020
Revenue	increase in the mid-single-digit percent range	No Change
Operating expenses	increase in the low-single-digit percent range	No Change
Operating margin	approximately 44%	No Change
Adjusted operating margin(1)	48% - 49%	No Change
Interest expense, net	$180 - $200 million	No Change
Effective tax rate	20% - 22%	No Change
Diluted EPS(2)	$8.60 to $8.80	No Change
Adjusted Diluted EPS(1,2)	$9.10 to $9.30	No Change
Operating cash flow	$1.8 to $1.9 billion	No Change
Free cash flow(1)	$1.7 to $1.8 billion	No Change
Share repurchases	approximately $1.3 billion (subject to available cash, market conditions and other ongoing capital allocation decisions)	No Change
Moody's Investors Service (MIS)	Current guidance as of March 11, 2020	Last publicly disclosed guidance on February 12, 2020
MIS global revenue	increase in the low-single-digit percent range	increase in the mid-single-digit percent range
MIS adjusted operating margin	58% - 59%	No Change
Moody's Analytics (MA)	Current guidance as of March 11, 2020	Last publicly disclosed guidance on February 12, 2020
MA global revenue	increase in the high-single-digit percent range	No Change
MA adjusted operating margin	approximately 30%	No Change
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable GAAP measure. (2) Current guidance is now expected to be toward the lower end of the range.

Table 1 - 2020 Outlook Continued

The following are reconciliations of the Company's adjusted forward looking measures to their comparable GAAP measure:

Projected for the Year Ended December 31, 2020
Operating margin guidance	Approximately 44%
Depreciation and amortization	Approximately 4.5%
Adjusted operating margin guidance	48% - 49%

Projected for the Year Ended December 31, 2020
Operating cash flow guidance	$1.8 to $1.9 billion
Less: Capital expenditures	Approximately $100 million
Free cash flow guidance	$1.7 to $1.8 billion

Projected for the Year Ended December 31, 2020
Diluted EPS	$8.60 to $8.80
Acquisition-related intangible amortization	Approximately $0.50
Adjusted Diluted EPS	$9.10 to $9.30

Contacts

SHIVANI KAK
Investor Relations
212.553.0298
shivani.kak@moodys.com

MICHAEL ADLER
Corporate Communications
212.553.4667
michael.adler@moodys.com

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ir.moodys.com/
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